ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION



                            ZiaSun Technologies, Inc.
                              A Nevada Corporation


                            ACQUISITION OF SHARES OF


                               Momentum Asia, Inc.
                    A Corporation organized under the laws of
                         the Republic of the Philippines







                             Dated: October 5, 1998




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Table of Contents                                                     Page
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1        EXCHANGE OF SECURITIES ....................................      1
         1.1      Exchange of Shares ...............................      1
         1.2      Exemption from Registration ......................      1
         1.3      Non-taxable Transaction ..........................      2

2.       REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS .........      2
         2.1      Organization .....................................      2
         2.2      Capital Stock ....................................      2
         2.3      Options, Warrants, Rights, etc. ..................      2
         2.4      Subsidiaries .....................................      2
         2.5      Directors and Officers............................      2
         2.6      Financial Statements..............................      2
         2.7      Absence of Changes................................      2
         2.8      Absence of Undisclosed Liabilities................      3
         2.9      Tax Returns.......................................      3
         2.10     Patents, Trade Names and Rights...................      3
         2.11     Compliance with Laws..............................      3
         2.12     Litigation........................................      3
         2.13     Authority.........................................      3
         2.14     Ability to Carry Out Obligations..................      3
         2.15     Full Disclosure...................................      3
         2.16     Assets............................................      4
         2.17     Material Contracts................................      4

3.       REPRESENTATIONS AND WARRANTIES OF ZIASUN ..................      4
         3.1      Organization......................................      4
         3.2      Capital Stock.....................................      4
         3.3      Options, Warrants, Rights, etc. ..................      4
         3.4      Non-Reporting Publicly Traded Status .............      4
         3.5      Subsidiaries .....................................      4
         3.6      Directors and Officers ...........................      5
         3.7      Patents, Trade Names and Rights...................      5
         3.8      Compliance with Laws..............................      5
         3.9      Litigation........................................      5
         3.10     Authority.........................................      5
         3.11     Ability to Carry Out Obligations..................      5
         3.12     Full Disclosure...................................      5
         3.13     Assets............................................      6

4.       COVENANTS..................................................      6
         4.1      Investigative Rights..............................      6
         4.2      Conduct of Business...............................      6

5.       CLOSING  ..................................................      6
         5.1      Closing...........................................      6
         5.2      Shareholders' Deliveries at Closing...............      6
         5.3      ZiaSun's Deliveries at Closing....................      7

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Table of Contents (continued)                                         Page
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6        CONDITIONS TO OBLIGATIONS TO CLOSE..........................      7
         6.1      Conditions to Obligations of Momentum Asia and
                    Shareholders to Close............................      7
         6.2      Conditions to Obligations of ZiaSun ...............      7

7.       INDEMNIFICATION.............................................      7
         7.1      Indemnification by Shareholders....................      7
         7.2      Indemnification by ZiaSun .........................      7
         7.3      Notice and Opportunity to Defend...................      8

8.       MISCELLANEOUS...............................................      8
         8.1      Costs..............................................      8
         8.2      Additional Documentation...........................      9
         8.3      Captions and Headings..............................      9
         8.4      No Oral Change.....................................      9
         8.5      Non-Waiver..........................................     9
         8.6      Time of Essence.....................................     9
         8.7      Choice of Law.......................................     9
         8.8      Counterparts and/or Facsimile Signature.............     9
         8.9      Notices.............................................     9
         8.10     Binding Effect......................................    10
         8.11     Mutual Cooperation..................................    10
         8.12     Brokers.............................................    10
         8.13     Survival of Representations and Warranties..........    10
                  Signature Pages ....................................    10

         SCHEDULES A ......  List of Momentum Asia Shareholders
         EXHIBIT 1.2.......  Investment Letter
         EXHIBIT 2.4.......  Subsidiaries of Momentum Asia
         EXHIBIT 2.5.......  Present Officers and Directors of Momentum Asia
         EXHIBIT 2.6.......  Audited Financial Statements of Momentum Asia
         EXHIBIT 2.8.......  Liabilities of Momentum Asia
         EXHIBIT 2.12......  Momentum Asia Legal Proceedings and Litigation
         EXHIBIT 2.16......  Exceptions to Good Title to Assets of Momentum Asia
         EXHIBIT 2.17......  Material Contracts of Momentum Asia
         EXHIBIT 3.5.......  Subsidiaries of ZiaSun
         EXHIBIT 3.6.......  Present Officers and Directors of ZiaSun
         EXHIBIT 3.13......  Exceptions to Good Title to Assets of ZiaSun
         EXHIBIT 5.2.3.....  Post Closing Officers and Directors of
                             Momentum Asia
         EXHIBIT 8.12......  Brokers




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                                    AGREEMENT

     This Acquisition Agreement and Plan of Reorganization (the "Agreement" or "Acquisition Agreement") made this 5th day of October, 1998, is by and among ZiaSun Technologies, Inc., a Nevada Corporation ("ZiaSun") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Momentum Asia, Inc., a corporation organized and existing under the laws of the Republic of the Philippines ("Momentum Asia").

     A. Whereas, Shareholders hold all of the issued and outstanding common stock of Momentum Asia; and

     B. Whereas, ZiaSun, a non-reporting public company, desires to exchange shares of its Common Stock, $0.001 par value (the "Common Stock") for all of the issued and outstanding capital stock of Momentum Asia held by the Shareholders, thereby making Momentum Asia a wholly owned subsidiary of ZiaSun; and

     C. Whereas, Shareholders desire to exchange all of the issued and outstanding capital stock of Momentum Asia for 2,000,000 shares of the Common stock of ZiaSun, all as more fully set forth herein below; and

     D. Whereas, the Board of Directors of ZiaSun has authorized its proper corporate officers to effect the transactions contemplated herein.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

                           1. EXCHANGE OF SECURITIES.

     1.1. Exchange of Shares. Subject to all the terms and conditions of this Agreement, ZiaSun will deliver to the Shareholders of Momentum Asia 2,000,000 shares of previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of ZiaSun (the "ZiaSun Shares"), in exchange for all of the issued and outstanding capital stock of Momentum Asia owned by the Momentum Asia Shareholders.

     1.2. Exemption from Registration. The parties hereto intend that the ZiaSun Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to ZiaSun on the closing date, investment letters suitable to legal counsel for ZiaSun, in form substantially as set forth in Exhibit 1.2 attached hereto.

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     1.3. Non-taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

               2. REPRESENTATIONS AND WARRANTIES OF MOMENTUM ASIA AND THE SHAREHOLDERS.

     The Officers and Directors of Momentum Asia and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to ZiaSun that:

     2.1. Organization. Momentum Asia is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Philippines, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2. Capital Stock. The authorized capital stock of Momentum Asia consists of 4,000,000 shares of capital stock, one Peso (P1.00) par value per share, (Philippine Currency) (the "Momentum Asia Shares") of which 1,000,000 shares are issued and outstanding. Immediately prior to closing there shall be 1,000,000 Momentum Asia Shares issued and outstanding all of which are owned by the Shareholders. All of the issued and outstanding shares of capital stock of Momentum Asia are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     2.3. Options, Warrants, Rights, etc. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Momentum Asia to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.4. Subsidiaries. Momentum Asia has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.

     2.5. Directors and Officers. Exhibit 2.5 hereto contains the names and titles of all present officers and directors Momentum Asia as of the date of this Agreement.

     2.6. Financial Statements. Exhibit 2.6 hereto consists of the audited financial statements of Momentum Asia as of December 31, 1997 and 1996. The financial statements have been prepared in accordance with generally accepted accounting principles on an accrual basis and practices consistently followed by Momentum Asia throughout the periods indicated, and fairly present the financial position of Momentum Asia as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     2.7. Absence of Changes. Since the date of Momentum Asia's financial statements included in Exhibit 2.6, there has not been any change in the financial condition or operations of Momentum Asia, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

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     2.8. Absence of Undisclosed Liabilities. Except as set forth on Exhibit 2.8 attached hereto, Momentum Asia does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the balance sheet of Momentum Asia included in Exhibit 2.6.

     2.9. Tax Returns. Within the times and in the manner prescribed by law, Momentum Asia has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Momentum Asia.

     2.10. Patents, Trade Names and Rights. To the best of its knowledge Momentum Asia and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted. Momentum Asia and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.11. Compliance with Laws. Momentum Asia and each of its subsidiaries have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.12. Litigation. Except as set forth in Exhibit 2.12 attached hereto, neither Momentum Asia or any of its subsidiaries is a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting Momentum Asia or its subsidiaries or their business, assets or financial condition. Momentum Asia and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Momentum Asia and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.

     2.13. Authority. The Board of Directors of Momentum Asia has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Momentum Asia has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

     2.14. Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Momentum Asia is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Momentum Asia; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Momentum Asia.

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     2.15. Full Disclosure.  None of the  representations and warranties made by
Momentum Asia, its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     2.16. Assets. Except as otherwise indicated in Exhibit 2.16 attached hereto, Momentum Asia and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

     2.17. Material Contracts. Material contracts of Momentum Asia are set forth in Exhibit 2.17, attached hereto an incorporated herein.

                  3. REPRESENTATIONS AND WARRANTIES OF ZIASUN.

     ZiaSun represents and warrants to Momentum Asia and the Shareholders that:

     3.1. Organization. ZiaSun is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2. Capital Stock. The authorized capital stock of ZiaSun consists of 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which 7,900,009 shares are presently issued and outstanding. Immediately prior to closing it is anticipated that there shall be 8,465,009 shares of Common Stock issued and outstanding which additional 565,000 issued and outstanding shares will be the result of the closing of the acquisition of Momentum Internet Incorporated. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

     3.3. Options, Warrants, Rights, etc. There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation ZiaSun to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

     3.4. Non-Reporting Publicly Traded Status. The Common Stock of ZiaSun is currently listed on the OTC Bulletin Board under the symbol "ZTEC". ZiaSun is a non-reporting public company. It is not subject to the filing and reporting requirements of the Securities Exchange Act of 1934 and as such does not file any period or annual reports with the Securities and Exchange Commission.

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     3.5.  Subsidiaries.  Except as set forth in  Exhibit  3.5  attached  hereto
ZiaSun does not have any other subsidiaries or own any interest in any other enterprise.

     3.6. Directors and Officers. The names and titles of all present officers and directors of ZiaSun are as set forth on Exhibit 3.6 attached hereto.

     3.7. Patents, Trade Names and Rights. To the best of its knowledge ZiaSun and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. ZiaSun is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.8. Compliance with Laws. ZiaSun has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business. To the best of its knowledge all stock of ZiaSun issued to date has been issued in compliance with all Federal and State securities laws.

     3.9. Litigation. ZiaSun is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ZiaSun threatened against or affecting ZiaSun or its business, assets or financial condition except for suits as described in its 1934 Act filings. ZiaSun is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     3.10. Authority. The Board of Directors of ZiaSun has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ZiaSun has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ZiaSun enforceable in accordance with its terms.

     3.11. Ability to Carry Out Obligations. The execution and delivery of this Agreement by ZiaSun and the performance by the ZiaSun of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ZiaSun is a party, or by which it may be bound, nor will any consents or authorizations of any party to ZiaSun's performance of its obligation hereunder;
(b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ZiaSun; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ZiaSun.

     3.12. Full Disclosure. None of the representations and warranties made by ZiaSun herein or in any exhibit, certificate or memorandum furnished or to be furnished by ZiaSun or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

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     3.13. Assets.  ZiaSun has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

              4. COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING.

     4.1. Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2. Conduct of Business. Prior to Closing, the Shareholders represent that Momentum Asia shall conduct its business in the normal course. Momentum Asia shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of ZiaSun, not to be unreasonably withheld.

                                   5. CLOSING.

     5.1. Closing. The closing of this transaction shall be held at the offices of ZiaSun on or prior to October 15, 1998, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

     5.2. Shareholders' Deliveries at Closing. At the Closing, the Shareholders shall deliver the following items:

          5.2.1 Certificates representing all of the shares of capital stock Momentum Asia held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to ZiaSun Technologies, Inc.;

          5.2.2 An investment letter in the form of Exhibit 1.2 hereof, duly executed by the Shareholders;

          5.2.3 Resignations of the officers and directors of Momentum Asia and a resolution concurrently therewith appointing ZiaSun's designated Officers and Directors as set forth on Exhibit 5.2.3 attached hereto

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     5.3. ZiaSun's Deliveries at Closing.  At the Closing,  ZiaSun shall deliver the following items:

          5.3.1 Either (a) certificates representing the ZiaSun Shares, duly issued with restrictive legend, to the Shareholders as listed on Schedule A attached hereto, or (b) a copy of a letter from ZiaSun to its transfer agent, Signature Stock Transfer, Inc., instructing such transfer agent to issue the certificates representing the ZiaSun Shares to the Shareholders as listed on Schedule A.

     6. CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT.

     6.1. Conditions to Obligations of Momentum Asia and Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of ZiaSun shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that ZiaSun shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.2. Conditions to Obligations of ZiaSun. The obligations of ZiaSun to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of Momentum Asia and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between ZiaSun, its shareholders and Momentum Asia and related parties, be performed or complied with by it on or prior to the Closing Date.

     7. INDEMNIFICATION.

     7.1. Indemnification by Shareholders. The Warranting Shareholders agree to indemnify, defend and hold the ZiaSun shareholders, ZiaSun, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Momentum Asia perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within two (2) years of the date hereof.

     7.2. Indemnification by ZiaSun. ZiaSun agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by ZiaSun to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZiaSun under this Agreement.

     7.3. Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     8. MISCELLANEOUS.

     8.1. Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

     8.2. Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     8.3. Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     8.4. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     8.5. Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     8.6. Time of Essence. Time is of the essence of this Agreement and of each and every provision.

     8.7. Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

     8.8. Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8.9. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to ZiaSun, addressed to it at:
                  Mr. Bryant D. Cragun, President
                  ZiaSun Technologies, Inc.
                  205 S. Helix, #68
                  Solana Beach, California 92075

                  With copy to Counsel, addressed to:
                  George G. Chachas, Esq.
                  Wenthur & Chachas
                  4180 La Jolla Village Drive
                  Suite 500
                  La Jolla, California 92037

                  If to Momentum Asia and the Shareholders, to them at:
                  Eric Montandon
                  Unit 13 B, New West
                  Kalayaan, Subic Bay
                  Freeport Zone, Philippines

                  With a copy to their Counsel, addressed to:
                  Alfredo Alex S. Cruz III
                  19 Kalinga Street, La Vista Subd.
                  Quezon City

     8.10. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.11. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.12. Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on
Exhibit 8.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     8.13. Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

     AGREED AND ACCEPTED as of the date first above written.

                                             ZIASUN TECHNOLOGIES, INC.
                                             A Nevada Corporation


Dated: October 5, 1998                       /S/ Bryant D. Cragun
                                             -----------------------------------
                                             By:  Bryant D. Cragun
                                             Its:  President

Dated: October 5, 1998                       /S/ Jennifer C. McMinn
                                             -----------------------------------
                                             By:  Jennifer C. McMinn
                                             Its: Secretary

                                             MOMENTUM ASIA, INC.
                                             Republic of the
                                             Philippines Corporation



Dated: October 5, 1998                       /S/  Eric Montandon
                                             -----------------------------------
                                             By:  Eric Montandon
                                             Its: President

Dated: October 26, 1998                      /S/  Mark R. Bocobo
                                             -----------------------------------
                                             By:  Mark R. Bocobo
                                             Its: Secretary

SHAREHOLDERS  OF MOMENTUM  ASIA,  INC.,  WHO WILL  WARRANT  THE  REPRESENTATIONS
HEREIN:

/S/ Eric Montandon                           /S/ Paula Jane Mayers
-----------------------------------          ----------------------------------
Eric Montandon                               Paula Jane Mayers

/S/ Mark R. Bocobo                           Alfredo Alex S. Cruz III
-----------------------------------          ----------------------------------
Mark R. Bocobo                               Alfredo Alex S. Cruz III

/S/ Loranzo G. Formoso                       /S/ Eric Montandon
-----------------------------------          ----------------------------------
Lorenzo G. Formoso III                       Momentum Media Ltd.
                                             By:  Eric Montandon
                                             Its: Authorized Agent

NON-WARRANTING MOMENTUM ASIA, INC. SHAREHOLDER SIGNATURE PAGE for Acquisition Agreement and Plan of Reorganization between ZiaSun Technologies, Inc., and the Shareholders of Momentum Asia, Inc.

The undersigned shareholders of Momentum Asia hereby execute this Agreement solely for the purpose of affirming the following and for no other purpose.

     Delivery of Momentum Asia Stock.

     Each Momentum Asia Shareholder signing hereto hereby agrees to sell, assign, transfer and deliver and does hereby sell, assign, transfer and deliver to ZiaSun, and ZiaSun agrees to acquire and accept from each Momentum Asia Shareholder, upon the terms and conditions set forth in this Agreement, complete, absolute and unencumbered right, title and interest in and to the Momentum Asia Shares held by each Momentum Asia Shareholder.

     Consideration.

     The entire consideration to be paid to Momentum Asia Shareholders in exchange for the transfer, assignment and deliver of the Momentum Asia Shares is the common shares of the authorized but unissued capital stock of ZiaSun as allocated on Schedule A to each shareholder.

     Exchange of Shares.

     At the Closing Date as defined in this Agreement, ZiaSun shall deliver to the Momentum Asia Shareholders, in accordance with Schedule A, 2,000,000 shares of the authorized but unissued Common Stock of ZiaSun (the "ZiaSun Shares"). The exchange of shares contemplated by this Agreement is intended to result in a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code. The Momentum Asia Shareholders agree to assist ZiaSun in adopting and filing any documentation necessary to comply with the Code in order to preserve the tax-free treatment of the within exchange of shares.

     Investment Representation.

     The Shares being acquired by the Momentum Asia Shareholders hereunder are being acquired for investment purposes only and not with a view towards resale or redistribution and no person or entity has any beneficial interest in such shares except the Momentum Asia Shareholders. The Shares being acquired have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), are restricted securities and the Momentum Asia Shareholders acknowledge and agree that they may not sell, offer, transfer, hypothecate or convey such shares except pursuant to a registration statement pursuant to the Securities Act or an exemption therefrom. Such shares shall be issued with the following legend and shall be subject to a stock transfer order delivered by the Company to the transfer agent, such legend to be as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.



Dated: ________________________                   ___________________________
                                                  Signature of Non-Warranting
                                                  Momentum Asia, Inc.
                                                  Shareholder

                                   SCHEDULE A

                       LIST OF MOMENTUM ASIA SHAREHOLDERS

Shareholder                              Number of                 Number of
Name and Address                         Momentum Asia Shares      ZiaSun Shares
--------------------------------------------------------------------------------

Eric Montandon                                 1                          2
59-D Sword Fish, New West
Kalayaan, Subic Bay Freeport Zone
Philippines

Paula Jane Mayers                              1                          2
72-05 Timothy Street
Sunset Valley Mansions, Angeles City

Mark R. Bocobo                                 1                          2
3 Libra Street, Bel-Air Village
Quezon City

Alfredo Alex S. Cruz III                       1                          2
19 Kalinga Street, La Vista Subd.
Quezon City

Lorenzo G. Formoso                             1                          2
35-B Scout, Fuentebella St.
Quezon, City

Momentum Media Ltd.........                999,995                    1,999,990
Rm. 304, Dominion Centre
43 Queens Road East
Wanchai, Hong Kong

--------------------------------------------------------------------------------
Total                                     1,000,000                   2,000,000

                                   EXHIBIT 1.2

                                INVESTMENT LETTER
--------------------------------------------------------------------------------


Mr. Bryant D. Cragun
ZiaSun Technologies, Inc.
205 S. Helix, #68
Solana Beach, CA 92075

Re:      INVESTMENT LETTER

Gentlemen:

     The undersigned having acquired by a stock-for-stock exchange a certain amount of the total 2,000,000 restricted and unregistered shares of Common Stock, $0.001 par value per share (the "Securities") of ZiaSun Technologies, Inc., a Nevada Corporation, (the "Company"), hereby represents to the Company that:

     1. The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

     2. The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

     3. The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

     4. The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

     5. The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     6. The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144 (the "Rule"). The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

Investment Letter
Page 2 of 2
--------------------------------------------------------------------------------

     7. By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

     8. The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

     9. The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     10. Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following restrictive legend.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     11. The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

                                Very truly yours,

                                ----------------------------------
                                Undersigned

                                Date: ____________________________

                                ----------------------------------
                                Address

                                ----------------------------------
                                Social Security Number

                                   EXHIBIT 2.4

                          SUBSIDIARIES OF MOMENTUM ASIA
-------------------------------------------------------------------------------


                                      NONE

                                   EXHIBIT 2.5

                  PRESENT OFFICERS AND DIRECTORS MOMENTUM ASIA
-------------------------------------------------------------------------------

OFFICERS
--------

CEO and President .............................. Eric Montandon
Chief Financial Officer ........................ Mark R. Bocobo
Secretary ...................................... Mark R. Bocobo
Assistant Secretary............................. Alfredo Alex S. Cruz III

DIRECTORS
---------
Eric Montandon
Paula Jane Mayers
Mark R. Bocobo
Alfredo Alex S. Cruz III
Lorenzo G. Formoso III

                                   EXHIBIT 2.6


                   AUDITED FINANCIAL STATEMENTS MOMENTUM ASIA

                        As of December 31, 1997 and 1996

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)

                              FINANCIAL STATEMENTS

                           December 31, 1997 and 1996


                                 C O N T E N T S

Independent Auditors' Report............................................   3
Balance Sheet...........................................................   4
Statements of Operations................................................   6
Statements of Stockholders' Equity......................................   7
Statements of Cash Flows................................................   8
Notes of the Financial Statements.......................................   9

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Momentum Asia, Inc.
(Formerly New Age Publications, Inc.)
Subic Bay, Phillippines

We have audited the accompanying balance sheet of Momentum Asia, Inc. (formerly New Age Publications, Inc.) as of December 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Momentum Asia, Inc. (formerly New Age Publications, Inc.) as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



Jones, Jensen & Company
Salt Lake City, Utah
August 19, 1998

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                                  Balance Sheet

                                     ASSETS

                                                             December 31,
                                                            -------------
                                                                1997
                                                            -------------
CURRENT ASSETS

   Cash                                                     $   22,011
   Accounts receivable, net (Note 2)                            28,831
   Inventory (Note 2)                                            3,755
                                                            -------------

     Total Current Assets                                       54,597

EQUIPMENT (Note 2)

   Printing equipment                                          297,271
   Machinery and equipment                                      17,890
   Office equipment                                             54,324
   Vehicles                                                     22,005
   Leasehold improvements                                       35,729
   Less: accumulated depreciation                             (109,754)
                                                            -------------

     Total Equipment                                           317,465

OTHER ASSETS

   Other assets (Note 3)                                       546,123
                                                            -------------

     Total Other Assets                                        546,123

     TOTAL ASSETS                                           $  918,185
                                                            =============



     The accompanying notes are an integral part of these financial statements.

                                               MOMENTUM ASIA, INC.
                                       (Formerly New Age Publications, Inc.)
                                             Balance Sheet (Continued)


                                   LIABILITIES


                                     ASSETS

                                                             December 31,
                                                            -------------
                                                                1998
                                                            -------------
CURRENT LIABILITIES

   Accounts payable                                         $   69,198
   Accrued expenses                                             41,031
                                                            -------------

     Total Current Liabilities                                 110,229

     TOTAL LIABILITIES                                         110,229

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY

   Common stock, par value $0.038; 1,000,000
    shares authorized; 25,000 shares issued
    and outstanding                                                953
   Additional paid-in capital                                  785,912
   Currency translation adjustment                              41,761
   Accumulated deficit                                         (20,670)
                                                            -------------

     Total Stockholders' Equity                                807,956

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  918,185
                                                            =============


     The accompanying notes are an integral part of these financial statements.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                            Statements of Operations

                                                                 For the Years Ended
                                                                    December 31,
                                                            ---------------------------------
                                                                1997               1996
                                                            -------------       -------------
SALES, NET                                                  $  884,764          $  565,097

COST OF GOODS SOLD                                             552,210             311,588
                                                            -------------       -------------

   Gross Profit                                                332,554             253,509
                                                            -------------       -------------

OPERATING EXPENSES

   Depreciation expense                                         49,200              40,518
   General and administrative                                  202,035             331,278
                                                            -------------       -------------

     Total Operating Expenses                                  251,235             371,796
                                                            -------------       -------------

     Income (Loss) from Operations                              81,319            (118,287)
                                                            -------------       -------------

OTHER INCOME (EXPENSE)

   Unrealized gain on trading securities                        18,297                -
   Rental income                                                70,688                -
   Interest income                                                 350                 803
   Bad debt expense                                            (27,796)            (14,466)
   Loss on sale of assets                                         (707)               -
                                                            -------------       -------------

     Total Other Income (Expense)                               60,832             (13,663)
                                                            -------------       -------------

INCOME (LOSS) BEFORE INCOME TAXES                              142,151            (131,950)

INCOME TAXES (Note 5)                                              605                -
                                                            -------------       -------------

NET INCOME (LOSS)                                           $  141,546          $ (131,950)
                                                            =============       =============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                             25,000              25,000
                                                            =============       =============

PRIMARY INCOME (LOSS) PER SHARE                             $     5.66          $    (5.28)
                                                            =============       =============

FULLY DILUTED INCOME (LOSS) PER SHARE                       $     5.66          $    (5.28)
                                                            =============       =============


     The accompanying notes are an integral part of these financial statements.

                                                MOMENTUM ASIA, INC.
                                       (Formerly New Age Publications, Inc.)
                                        Statements of Stockholders' Equity



                                                        Common Stock            Additional     Currency
                                             --------------------------------   Paid-In        Transaction         Accumulated
                                                  Shares    Amount              Capital        adjustment            Deficit
                                             ---------------------------------------------------------------------------------------
Balance, December  31, 1995                       25,000    $      953          $  298,388     $       11          $  (30,266)

Contribution of capital by shareholder              -               -              402,425           -                   -

Currency translation adjustment                     -               -               -              34,017                -

Net loss for the year ended
 December 31, 1996                                  -               -               -                -               (131,950)
                                            ----------------------------------------------------------------------------------------

Balance, December 31, 1996                        25,000           953             700,813         34,028            (162,216)

Contribution of capital by shareholder              -               -               85,099           -                  -

Currency translation adjustment                     -               -               -               7,733               -

Net income for the year ended
 December 31, 1997                                  -               -               -                -                141,546
                                            ----------------------------------------------------------------------------------------

Balance, December 31, 1997                        25,000    $      953          $  785,912     $   41,761         $   (20,670)
                                            ========================================================================================



     The accompanying notes are an integral part of these financial statements.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                            Statements of Cash Flows

                                                                 For the Years Ended
                                                                    December 31,
                                                            ---------------------------------
                                                                1997               1996
                                                            -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net (income) loss                                        $  141,546          $ (131,950)
   Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
     Depreciation                                               49,200              40,518
     Allowance for bad debts                                    27,796              14,466
     Gain on securities held for sale                          (18,297)               -
     Loss on sale of assets                                        707                -
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                  5,970             (58,748)
     (Increase) decrease in inventory                                                -                      2,315
     (Increase) decrease in other assets                      (332,694)              -
     Increase (decrease) in accounts payable                    46,875              11,901
     Increase (decrease) in accrued expenses                    41,031               -
                                                            -------------       -------------

        Net Cash Used in Operating Activities                  (37,866)           (121,498)
                                                            -------------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of property and equipment                         (47,943)            (22,771)
                                                            -------------       -------------

        Net Cash Used in Investing Activities                  (47,943)            (22,771)
                                                            -------------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Contribution of capital by shareholder                         -                200,000
                                                            -------------       -------------

        Net Cash Provided by Financing Activities                 -                200,000
                                                            -------------       -------------

NET INCREASE (DECREASE) IN CASH                                (85,809)             55,731

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 107,820              52,089
                                                            -------------       -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $   22,011          $  107,820
                                                            =============       =============

Cash Paid For:

   Interest                                                 $     -             $     -
   Income taxes                                             $      605          $     -

Schedule of Non-Cash Financing Activities:

   Contribution of capital                                  $   85,099          $  202,425


     The accompanying notes are an integral part of these financial statements.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                        Notes to the Financial Statements
                           December 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     The financial statements presented are those of Momentum Asia, Inc. (formerly New Age Publications, Inc.) (the Company). The Company was incorporated in Manila, Phillippines on September 6, 1994 to carry on any lawful activity under the laws of the Phillippines. On June 17, 1998, New Age Publications, Inc. changed its name to Momentum Asia, Inc.

     The Company is in the business of providing design printing and marketing support services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

     b. Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

     c. Inventory

     Inventories of raw materials are stated at the lower of cost or market. The cost of the inventory includes the purchase price and direct costs such as freight-in.

     d. Accounts Receivable

     Accounts receivable are shown net of the allowance for doubtful accounts. The allowance was $24,141 and $8,697 at December 31, 1997 and 1996, respectively.

     e. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financials statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying notes are an integral part of these consolidated financial statements.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                        Notes to the Financial Statements
                           December 31, 1997 and 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTANT POLICIES (Continued)

     f. Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life or lease term of the related asset. Estimated useful lives are as follows:

     Printing equipment                              7 years
     Machinery and equipment                         5 years
     Office equipment                                5 years
     Vehicles                                       10 years
     Leasehold improvements                          5 years

     g. Marketable Securities

     The Company has classified its marketable equity securities as "trading" securities. Trading securities are stated at fair value. Realized and unrealized gains and losses are included in other income.

     Trading securities at December 31, 1997 and 1996 were $33,260 and -0-respectively, and have been included in other assets.

     h. Foreign Operations

     The Company currently conducts printing and telemarketing activities in the Philippines, a country with a developing economy. The Philippines have experienced recently, or are experiencing currently, economic or political instability. Hyperinflation, volatile exchange rates and rapid political and legal change, often accompanied by military insurrection, have been common in this and certain other emerging markets in which the Company may conduct operations. The Company may be materially adversely affected by possible political or economic instability in any one or more of those countries. The risks include, but are not limited to terrorism, military repression, expropriation, changing fiscal regimes, extreme fluctuations in currency exchange rates, high rates of inflation and the absence of industrial and economic infrastructure. Changes in investment policies or shifts in the prevailing political climate in any of the countries in which the Company conducts exploration and development activities could adversely affect the Company's business. Operations may be affected in varying degrees by government regulations with respect to production restrictions, price controls, export controls, income and other taxes, expropriation of property, maintenance of claims, environmental legislation, labor, welfare benefit policies, land use, land claims of local residents, water use and mine safety. The effect of these factors cannot be accurately predicted.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                        Notes to the Financial Statements
                           December 31, 1997 and 1996


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTANT POLICIES (Continued)

     i. Foreign Currency Translation

     Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the period and exchange rate. Non-monetary assets are translated at the historical exchange rate and all income and expenses are translated at the exchange rates prevailing during the period. Foreign exchange currency translation adjustments are included in the stockholders' equity section.

     j. Fair Value of Financial Instruments

     As at December 31, 1997, the fair value of cash, accounts receivable and accounts and advances payable including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

     k. Advertising

     Advertising costs are expensed as incurred.

NOTE 3 - OTHER ASSETS

Other assets consisted of the following at December 31, 1997:

     Membership in the Subic Bay Yacht Club                 $   43,956
     Prepaid rental deposits                                    24,978
     Land held for resale                                      250,000
     Membership in the Mimosa Golf Club                         98,901
     Motorcycles held for sale                                  95,028
     Common stock held for sale                                 33,260
                                                            -------------

                                                            $  546,123

NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company currently leases its office space on a month-to-month basis. Rent expense for the years ended December 31, 1997 and 1996 was $58,338 and $39,319, respectively.

                               MOMENTUM ASIA, INC.
                      (Formerly New Age Publications, Inc.)
                        Notes to the Financial Statements
                           December 31, 1997 and 1996


NOTE 5 - INCOME TAXES

     For the years ended December 31, 1997 and 1996, income taxes were as follows:

                                                                 For the Years Ended
                                                                    December 31,
                                                            ---------------------------------
                                                                1997               1996
                                                            -------------       -------------
              Net income earned in the Phillippines -
                subject to tax                              $   12,100          $   39,491
              Net income (loss) not subject to taxation
                jurisdictions                                  129,446            (171,441)
                                                            -------------       -------------

                   Total Net Income (Loss)                  $  141,546          $ (131,950)
                                                            =============       =============

              Income tax due                                $      605          $    1,975
              Income tax paid at 5%                               (605)               -
              Carryforward credits applied                        -                 (1,975)
                                                            -------------       -------------

                   Net Tax Due                              $     -             $     -
                                                            =============       =============


                                   EXHIBIT 2.8

                          LIABILITIES OF MOMENTUM ASIA
-------------------------------------------------------------------------------


                See Financial Statements set forth in Exhibit 2.6

                                  EXHIBIT 2.12

                 MOMENTUM ASIA LITIGATION AND LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.16

               EXCEPTIONS TO GOOD TITLE TO ASSETS OF MOMENTUM ASIA
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.17

                       MATERIAL CONTRACTS OF MOMENTUM ASIA
--------------------------------------------------------------------------------

  (1) See copy of Loan Agreement between Momentum Asia, Inc., (formerly New Age Publications, Inc.) and Touchstone Transport Services, Inc., attached hereto.

  (2)     See copy of Real Estate  Mortgage  between  Momentum  Asia, Inc.,
          (formerly  New  Age  Publications,   Inc.)  and  Touchstone  Transport
          Services, Inc., attached hereto.

  (3) See copy of the Appraisal of Property for Property of Momentum Asia located at various locations in the Philippines.

  (4) See copy of Appraisal of Property relating to Property of Touchstone Transport Services, Inc.

  (5) Loan Agreement evidencing $100,000 loan by Momentum Asia, Inc. to Vulcan Consultants Limited (Not attached).

                                   EXHIBIT 3.5

                             SUBSIDIARIES OF ZIASUN
-------------------------------------------------------------------------------

         1. Best Way Beverages, Inc., a Nevada Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. Best Way Beverages, Inc., holds a license from Fountain Fresh International, Inc., under which Best Way will market , sell and distribute the Beverage Center Equipment developed by Fountain Fresh which is used to dispense Fountain Fresh Beverages and purified water. The Beverage Center Equipment is a patented in-store, self service, pressure fill, mini bottling plant/beverage center.

         2. Upon the completion of the pending acquisition of Momentum Internet Incorporation, a Corporation formed under the laws of the Bristish Virgin Islands, Momentum Internet Incorporation will become a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Internet Incorporated is, among other things, in the Financial Internet Website publication business wherein subscribers can received financial news, stock quotes and market information about various companies.

                                   EXHIBIT 3.6

                     PRESENT OFFICES AND DIRECTORS OF ZIASUN
--------------------------------------------------------------------------------

OFFICERS
--------

CEO and President .................................. Bryant D. Cragun
Vice President ....................................  Lynn Briggs
Vice President of Operations ......................  Allen D. Hardman
Chief Financial Officer ...........................  Jennifer C. McMinn
Secretary .........................................  Jennifer C. McMinn

DIRECTORS
---------

Bryant D. Cragun
Lynn Briggs
Jennifer C. McMinn

                                  EXHIBIT 3.13

                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF ZIASUN
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 5.2.3

                       POST CLOSING OFFICERS AND DIRECTORS
--------------------------------------------------------------------------------

OFFICERS
--------



CEO and President .................................. Eric Montandon
Chief Financial Officer ............................ Mark R. Bocobo
Secretary .......................................... Mark R. Bocobo
Assistant Secretary................................. Alfredo Alex S. Cruz III

DIRECTORS
---------
Eric Montandon
Paula Jane Mayers
Mark R. Bocobo
Alfredo Alex S. Cruz III
Lorenzo G. Formoso III

                                  EXHIBIT 8.12

                                     BROKERS
--------------------------------------------------------------------------------

With the exception of the shares issued to the Shareholders of Momentum Internet as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.